Exhibit 5.1
[LETTERHEAD OF HOLME ROBERTS & OWEN LLP]
September 15, 2009
Newmont Mining Corporation
Newmont USA Limited
6363 South Fiddler’s Green Circle
Greenwood Village, Colorado 80111

Re:	Newmont Mining Corporation Newmont USA Limited Form S-3 Registration Statement
Ladies and Gentlemen:
     We have acted as counsel to Newmont Mining Corporation, a Delaware corporation (the “Company”), and Newmont USA Limited, a Delaware corporation and a wholly owned subsidiary of the Company (the “Guarantor”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and the Guarantor with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (as amended, the “Act”) on September 15, 2009. Pursuant to Rule 462(e) under the Act, the Registration Statement will become effective automatically upon filing with the SEC. The Registration Statement covers the offering and issuance from time to time by the Company of: (i) shares of its Common Stock, par value $1.60 per share (the “Common Stock”); (ii) shares of its Preferred Stock, par value $5.00 per share (the “Preferred Stock”); (iii) one or more series of its debt securities (collectively, the “Debt Securities”), which may be guaranteed (the “Guarantees”) by the Guarantor; and (iv) warrants to acquire securities of the Company (the “Warrants”).
     All capitalized terms that are not defined herein shall have the meanings assigned to them in the Registration Statement.
     In connection with the Company’s preparation and filing of the Registration Statement, we have examined originals or copies of all documents, corporate records or other writings that we consider relevant for the purposes of this opinion. In such examination, we have assumed the genuineness of all

Newmont Mining Corporation
Newmont USA Limited
September 15, 2009

signatures on all original documents, the legal competency of each individual executing any such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies of originals. As to matters of fact not directly within our actual knowledge, we have relied upon certificates and other documents from public officials in certain jurisdictions.
     In connection with this opinion, we have examined the following documents:
     i. The Certificate of Incorporation of the Company, as amended to date, certified as of a recent date by an officer of the Company (the “Certificate”);
     ii. The Bylaws of the Company, as amended to date, certified as of a recent date by an officer of the Company (the “Bylaws”);
     iii. The form of Indenture (the “Indenture”), by and among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), incorporated by reference as an exhibit to the Registration Statement;
     iv. Resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof (the “Company Board”) relating to the Registration Statement, certified as of a recent date by an officer of the Company (the “Company Resolutions”);
     v. The Certificate of Incorporation and Bylaws of the Guarantor, certified as of a recent date by an officer of the Guarantor (the “Guarantor Documents”);
     vi. Resolutions adopted by the board of directors of the Guarantor (the “Guarantor Board”) relating to the Registration Statement, certified as of a recent date by an officer of the Guarantor (the “Guarantor Resolutions”);

Newmont Mining Corporation
Newmont USA Limited
September 15, 2009

     vii. Such other records of the corporate proceedings of the Company and the Guarantor that we considered necessary or appropriate for the purpose of rendering this opinion;
     viii. Such other certificates and assurances from public officials, officers and representatives of the Company and the Guarantor that we considered necessary or appropriate for the purpose of rendering this opinion; and
     ix. Such other documents that we considered necessary or appropriate for the purpose of rendering this opinion.
          On the basis of the foregoing examination, our reliance thereon, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that (subject to compliance with the pertinent provisions of the Act and, with respect to the Indentures and the Debt Securities, the Trust Indenture Act of 1939, as amended, and to compliance with such securities or “blue sky” laws of any jurisdiction as may be applicable, as to which we express no opinion):
          1. The Common Stock will be validly issued, fully paid and nonassessable if and when (i) a prospectus supplement with respect to the Common Stock shall have been filed with the SEC in compliance with the Act and the rules and regulations thereunder; (ii) the Company Board shall have duly adopted final resolutions authorizing the issuance and sale of the Common Stock as contemplated by the Registration Statement; (iii) the Common Stock shall have been issued as provided in such resolutions of the Company Board; and (iv) certificates representing the Common Stock shall have been duly executed and delivered to the purchasers thereof against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of the applicable purchase or underwriting agreement, if any.

Newmont Mining Corporation
Newmont USA Limited
September 15, 2009

     2. The Preferred Stock shall be validly issued, fully paid and nonassessable if and when (i) a prospectus supplement with respect to the Preferred Stock shall have been filed with the SEC in compliance with the Act and the rules and regulations thereunder; (ii) the Company Board shall have duly adopted final resolutions authorizing the issuance and sale of the Preferred Stock as contemplated by the Registration Statement; (iii) the applicable Certificate of Designation for the Preferred Stock to be issued shall have been duly filed with the Office of the Secretary of State of the State of Delaware; (iv) the Preferred Stock shall have been issued as provided in such resolutions of the Company Board; and (v) certificates representing the Preferred Stock shall have been duly executed and delivered to the purchasers thereof against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of the applicable purchase or underwriting agreement, if any.
     3. Each series of the Debt Securities in substantially the form contained in the Indenture will be duly authorized and valid and binding obligations of the Company and, if guaranteed by the Guarantor, the Guarantee will be valid and binding obligation of the Guarantor, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent or preferential transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, if and when: (i) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the SEC in compliance with the Act and the rules and regulations thereunder; (ii) the Company Board shall have duly adopted final resolutions authorizing the issuance and sale of such series of Debt Securities as contemplated by the Registration Statement and the Indenture and, if the Debt Securities are guaranteed by the Guarantor, the Guarantor Board shall have duly adopted final resolutions authorizing the Guarantee to be entered into in connection with such series of Debt Securities; (iii) such series of Debt Securities shall have been duly created by a duly executed and delivered supplemental indenture, pursuant to the Indenture; (iv) the Indenture relating to

Newmont Mining Corporation
Newmont USA Limited
September 15, 2009

such series of Debt Securities shall have been qualified under the Trust Indenture Act of 1939 and shall have been duly executed and delivered pursuant to the terms of such Indenture and, if the Debt Securities are guaranteed by the Guarantor, the Guarantee shall have been duly executed and delivered by the Guarantor; and (v) such Debt Securities shall have been duly executed, authenticated and issued as provided in the Indenture and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.
     4. The Warrants will be validly issued, fully paid and nonassessable if and when: (i) a prospectus supplement with respect to the Warrants shall have been filed with the SEC in compliance with the Act and the rules and regulations thereunder; (ii) the Company Board shall have duly adopted final resolutions authorizing the issuance and sale of the Warrants as contemplated by the Registration Statement; (iii) a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (iv) the terms of the Warrants have been established in accordance with the Warrant Agreement; and (v) the Warrants have been executed and delivered against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of the Warrant Agreement and the applicable purchase or underwriting agreement, if any.
     5. Common Stock or Preferred Stock to be issued upon conversion of Debt Securities or Preferred Stock or upon exercise of Warrants will be validly issued, fully paid and nonassessable if and when: (i) if applicable, the Certificate of Designation for the Preferred Stock to be issued has been duly filed with the Office of the Secretary of State of the State of Delaware; and (ii) such Common Stock or Preferred Stock, as the case may be, has been issued and delivered against payment of the agreed consideration therefor, if any, as described in the Registration Statement and in accordance with the terms of the applicable Debt Securities, Preferred Stock or Warrants, as the case may be.

Newmont Mining Corporation
Newmont USA Limited
September 15, 2009

     For purposes of this letter, we have assumed that, at the time of issuance, sale and delivery of the Common Stock, the Preferred Stock, each series of Debt Securities and the Warrants, as the case may be: (a) no stop order shall have been issued by the SEC relating to the Registration Statement; (b) upon issuance of the Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the number of shares of Common Stock that the Company is then authorized to issue; (c) upon issuance of the Preferred Stock, the total number of shares of Preferred Stock issued and outstanding will not exceed the number of shares of Preferred Stock that the Company is then authorized to issue; (d) the authorization thereof by the Company Board and, if the Debt Securities are guaranteed by the Guarantor, the authorization of the Guarantee by the Guarantor Board shall not have been modified or rescinded; (e) no change in law affecting the validity, legally binding character or enforceability of the authorization by the Company Board and, if the Debt Securities are guaranteed by the Guarantor, the Guarantor Board shall have occurred; (f) in the case of each series of the Debt Securities, the form of the Indenture shall not have been modified; (g) in the case of each series of Debt Securities, the Debt Securities have been issued in accordance with the Indenture which constitutes the legal, valid and binding obligation of the parties thereto (other than the Company); (h) upon the issuance of the Debt Securities, the amount of Debt Securities outstanding does not exceed the amount authorized by the Company Board and, if the Debt Securities are guaranteed by the Guarantor, the amount of Debt Securities guaranteed by the Guarantor does not exceed the amount authorized to be guaranteed by the Guarantor Board; (i) the Certificate and Bylaws of the Company and the Guarantor Documents shall not have been modified or amended in any respect that would affect this opinion and will be in full force and effect; (j) the authorizations by the Company Board will be made in accordance with the Certificate, the Bylaws, the Company Resolutions and the DGCL (as defined below); and (k) the authorizations by the Guarantor Board will be made in accordance with the Guarantor Documents, the Guarantor Resolutions and the DGCL.

Newmont Mining Corporation
Newmont USA Limited
September 15, 2009

     The opinions expressed herein are limited to the laws of the State of New York (as such opinions relate to the Debt Securities only), and the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) (the “DGCL”) and the federal laws of the United States of America.
     This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption “Validity of the Securities” in the prospectus contained in the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.
     The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law. This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters. The opinions expressed herein may not be quoted in whole or in part or otherwise used or referred to in connection with any other transactions.
Sincerely,
/s/ HOLME ROBERTS & OWEN LLP